Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Fluor Corporation 2014 Restricted Stock Plan for Non-Employee Directors of our reports dated February 18, 2014, with respect to the consolidated financial statements of Fluor Corporation and the effectiveness of internal control over financial reporting of Fluor Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas
May 1, 2014